As filed with the Securities and Exchange Commission on May 22, 2006

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Millipore Corporation

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2170233
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

290 Concord Road, Billerica, MA 01821

(Address of Principal Executive Offices)

Millipore Corporation Employees’ Participation and Savings Plan

(Full Titles of the Plans)

Plan Administrator of the Millipore Participation Plan

Millipore Corporation

290 Concord Road

Billerica, MA 01821

(978) 715-4321

(Name, Address and Telephone Number of Agent for Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Craig E. Marcus, Esq.

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Telephone: (617) 951-7000

Telecopy: (617) 951-7050

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share	300,000 shares	$70.55	$21,165,000.	$2,265.

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Millipore Corporation Common Stock, par value $1.00 per share, as reported by the New York Stock Exchange on May 17, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Millipore Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

(a) The Registrant’s latest annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 15, 2006.

(b) The Registrant’s quarterly report on Form 10-Q for the quarter ended April 1, 2006, filed with the Commission pursuant to the Exchange Act on May 10, 2006.

(c) The description of the Registrant’s Common Stock, $1.00 par value per share, contained in Item 1 of the Registrant’s Form 8-A Registration Statement under the Exchange Act, filed May 13, 1965, as most recently revised by the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2005.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, are incorporated herein by reference from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 8.51 of Chapter 156D of the General Laws of the Commonwealth of Massachusetts authorizes a Massachusetts corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if (1)(i) he conducted himself in good faith, (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interest of the corporation, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful or (2) he engaged in conduct for which he shall not be liable under an authorized provision of the corporation’s articles of organization. Section 8.56 of Chapter 156D of the General Laws of the Commonwealth of Massachusetts authorizes a corporation to indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director and, if he is an officer but not a director, to such further extent as may be provided by the articles of organization, bylaws, a resolution of the board of directors or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

The Registrant’s Amended and Restated By-laws provide that any person shall be indemnified to the maximum extent permitted by law, against all liabilities and expenses arising out of the litigation or other proceedings in which he or she is involved because of being an officer or director or while a director or officer is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust, employee benefit plan or other entity, provided however, that the Registrant shall not be required to indemnify any person in a suit or other proceeding initiated by that such person.

All of the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

4.1	Registrant’s Restated Articles of Organization, as amended May 6, 1996 (incorporated by reference to Exhibit 3(i) to the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 1996).

4.2	Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K dated February 14, 2005).

4.3	Millipore Corporation Employees’ Participation and Savings Plan.

4.4	Indenture dated as of April 1, 1997 regarding the issuance of Debt Securities in Series (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (No. 333-23025)).

4.5	Common Stock Rights Agreement dated as of April 15, 1988, as amended and restated April 16, 1998 between Millipore and The First National Bank of Boston (incorporated by reference to Exhibit 1 to the Registrant’s current report on Form 8-K dated April 30, 1998).

4.6	Agreement of Substitution and Amendment of Common Stock Rights Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2003).

4.7	Amendment of Common Stock Rights Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2003).

5.1	Internal Revenue Service Determination Letter dated May 31, 2002.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of attorney pursuant to which amendments to this registration statement may be filed (included on the signature page of this Registration Statement).

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Billerica, of the Commonwealth of Massachusetts, on the 19th day of May, 2006.

MILLIPORE CORPORATION

By:	/s/ Jeffrey Rudin
Name:	Jeffrey Rudin
Title:	Vice President

Power of attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Martin D. Madaus, Kathleen B. Allen and Jeffrey Rudin, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

*        *        *        *        *

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin D. Madaus Martin D. Madaus	Chairman of the Board of Directors, President and Chief Executive Officer	May 19, 2006

/s/ Kathleen B. Allen Kathleen B. Allen	Vice President, Chief Financial Officer	May 19, 2006

/s/ Anthony L. Mattacchione Anthony L. Mattacchione	Chief Accounting Officer	May 19, 2006

/s/ Daniel Bellus Daniel Bellus	Director	May 6, 2006

/s/ Robert C. Bishop Robert C. Bishop	Director	May 5, 2006

/s/ Rolf A. Classon Rolf A. Classon	Director	May 5, 2006

/s/ Maureen A. Hendricks Maureen A. Hendricks	Director	May 5, 2006

/s/ Mark Hoffman Mark Hoffman	Director	May 5, 2006

/s/ John F. Reno John F. Reno	Director	May 5, 2006

/s/ Edward M. Scolnick Edward M. Scolnick	Director	May 7, 2006

/s/ Karen E. Welke Karen E. Welke	Director	May 15, 2006

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Millipore Corporation Employees’ Participation and Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, of the Commonwealth of Massachusetts on the 19th day of May, 2006.

Millipore Corporation Employees’
Participation and Savings Plan

By:	/s/ Jeffrey Rudin
Name:	Jeffrey Rudin
Title:	Vice President

Exhibit List

Exhibit Number	Description
4.1	Registrant’s Restated Articles of Organization, as amended May 6, 1996 (incorporated by reference to Exhibit 3(i) to the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 1996).

4.2	Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K dated February 14, 2005).

4.3	Millipore Corporation Employees’ Participation and Savings Plan.

4.4	Indenture dated as of April 1, 1997 regarding the issuance of Debt Securities in Series (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (No. 333-23025)).

4.5	Common Stock Rights Agreement dated as of April 15, 1988, as amended and restated April 16, 1998 between Millipore and The First National Bank of Boston (incorporated by reference to Exhibit 1 to the Registrant’s current report on Form 8-K dated April 30, 1998).

4.6	Agreement of Substitution and Amendment of Common Stock Rights Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2003).

4.7	Amendment of Common Stock Rights Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2003).

5.1	Internal Revenue Service Determination Letter dated May 31, 2002.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of attorney pursuant to which amendments to this registration statement may be filed (included on the signature page of this Registration Statement).